CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Fremont Mutual Funds, Inc., do hereby certify, to such officer's knowledge, that the report on Form N-CSR of Fremont Mutual Funds, Inc. for the period ended April 30, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Fremont Mutual Funds, Inc.



/s/ Deborah L. Duncan                      /s/ James E. Klescewski
-------------------------------------      -------------------------------------
Deborah L. Duncan                          James E. Klescewski
President, Fremont Mutual Funds, Inc.      Treasurer, Fremont Mutual Funds, Inc.

Dated: June 30, 2003
       ------------------

A signed original of this written statement required by Section 906 has been provided by Fremont Mutual Funds, Inc. and will be retained by Fremont Mutual funds, Inc. and furnished to the SEC or its staff upon request.

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